Exhibit 1.1

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

$[•]
[•]% Fixed to Floating Rate Subordinated Notes due 2036

OFG BANCORP

UNDERWRITING AGREEMENT

March [•], 2026

Keefe, Bruyette & Woods, Inc.
Piper Sandler & Co.
As Representatives of the several
Underwriters named in Schedule I hereto

c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York, 10019

c/o Piper Sandler Companies
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

OFG Bancorp, a corporation incorporated under the laws of the Commonwealth of Puerto Rico (the “Company”), confirms its agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW”), Piper Sandler & Co. (“Piper Sandler”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided pursuant to Section 10 hereof), for whom KBW and Piper Sandler are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $[•] aggregate principal amount of its [•]% Fixed to Floating Rate Subordinated Notes due 2036 (the “Securities”). The Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to the Letter of Representations, to be dated as of the Closing Time (as defined in Section 2), between the Company and DTC.

The Securities will be issued pursuant to the Indenture between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), dated as of [•], 2026, between the Company and the Trustee (collectively, the “Indenture”). The Indenture and this Agreement are hereinafter referred to collectively as the “Operative Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission thereunder (“1933 Act Regulations”) a registration statement on Form S-1 (No. 333-[•]), including a prospectus, covering the registration of the Securities. Such registration statement, including any amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein at the “Registration Statement”. The Company will prepare and file a prospectus pursuant to Rule 424(b) of the 1933 Act Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the 1933 Act Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the 1933 Act Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the 1933 Act Regulations to increase the size of the offering registered under the 1933 Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the 1933 Act Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the 1933 Act Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the 1933 Act. All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act and the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be, after the execution of this Agreement.

SECTION 1. Representations and Warranties.

The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined in Section 1(b) hereof) and as of the Closing Time (as defined in Section 2 hereof), and agrees with each of the Underwriters, as follows:

(a)
Registration Statement, Prospectus and Disclosure Package at Time of Sale. The Registration Statement and any post-effective amendment thereto have become effective under the 1933 Act on [•], 2026. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) prior to the filing of the Registration Statement or any amendment thereto has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Registration Statement became effective and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, when read together with the Prospectus, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act, 1933 Act Regulations and the 1939 Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, any Issuer General Use Free Writing Prospectus (as defined below) and the Statutory Prospectus (as defined below), when considered together (collectively, as of the Applicable Time, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] p.m. (New York City time) on [•], 2026, or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the applicable prospectus relating to the Securities that is, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time and any Preliminary Prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in clause (h)(1) of Rule 433 of the 1933 Act Regulations (“Rule 433”)) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Company pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II hereto.

Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives in writing, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated therein by reference and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with any Underwriters Information (as defined in Section 6(b) below).

(b)
Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus or the Prospectus, when read together with the other information in the preliminary prospectus or the Prospectus, at the time the Registration Statement became effective or such documents were filed with the Commission, as the case may be, did not, and at the earlier of the time the Prospectus was first used and the first “time of sale,” within the meaning of Rule 159 under the 1933 Act Regulations, of Securities in this offering and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the 1934 Act and the 1934 Act Regulations.

(c)
Independent Accountants. KPMG LLP, the accounting firm who certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(d)
Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, included in the preliminary prospectus, the Prospectus, the Disclosure Package and the Registration Statement present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statements of financial condition, income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, provided that certain consolidated historical financial information is supplemented with non-GAAP measures as indicated in such disclosures. The supporting schedules, if any, included therein present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial data included therein present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus, the Disclosure Package and the Registration Statement.

(e)
Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the requirements of the 1933 Act and the Commission’s rules and guidelines applicable thereto.

(f)
No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, the Disclosure Package and the Registration Statement, except as otherwise stated therein, (1) neither the Company nor any of its subsidiaries has incurred any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree that are material, individually or in the aggregate, to the Company and the subsidiaries, taken as a whole, (2) there has been no material adverse change, or any development which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (3) neither the Company nor any of its subsidiaries has entered any transaction, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, (4) there has not been any material change in the capital stock of the Company or any of its Significant Subsidiaries (as defined below) (other than issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans, the Company’s dividend reinvestment plan and employee stock purchase plan or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Prospectus) or any material increase in the long term indebtedness of the Company or its Significant Subsidiaries, and (5) except as disclosed in the Prospectus, the Disclosure Package and the Registration Statement, the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock (each of clauses (1), (2), (3), (4) and (5), a “Material Adverse Change”).

(g)
Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule III hereto.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the 1933 Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the 1933 Act, and when taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(h)
Regulatory Enforcement Matters. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement, where any such Regulatory Agreement could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect or is expected to prevent or materially delay the transactions contemplated by this Agreement. Since February 1, 2023, the Company, the Bank Subsidiary and each of their subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Regulatory Agencies and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Regulatory Agencies and any other applicable federal or state banking authorities, as the case may be. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or engaged in the regulation and enforcement of consumer financial services, or any court, administrative agency or commission or other federal or state governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal (“Federal Reserve”), the Office of the Commissioner of Financial Institutions of Puerto Rico (“OCFI”), the Consumer Financial Protection Bureau (“CFPB”), and the Banking Board of the U.S. Virgin Islands (“USVI Banking Board”).

(i)
Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, to enter into and perform its obligations under each of the Operative Documents to which it is a party, and to issue the Securities, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(j)
Financial Holding Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), does not (directly or indirectly) own or control the stock or voting securities of any depository institution other than the Bank Subsidiary (as defined below), and its direct and indirect activities and investments are authorized for a bank holding company and its subsidiaries pursuant to the BHC Act. The Company is “well capitalized” as that term is defined at 12 CFR part 225. The Company has not been informed by any Regulatory Agency that its status as “well capitalized” will change within one year. The Company is a “financial holding company” as such term is defined in 12 C.F.R. § 225.81.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(k)
Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and is duly qualified and licensed to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The only Significant Subsidiary of the Company is Oriental Bank (the “Bank Subsidiary”). Except for the subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests in any corporation, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Bank Subsidiary is an insured depository institution formed under the laws of the Commonwealth of Puerto Rico and is duly chartered and authorized thereunder to transact in the business of banking. The Bank Subsidiary is a member in good standing of its applicable Federal Home Loan Bank. The deposit accounts of the Bank Subsidiary are insured up to the applicable limit by the FDIC through the Deposit Insurance Fund, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened. The Bank Subsidiary is “well capitalized” as that term is defined at 12 CFR part 324. The Bank Subsidiary has not been informed by any Regulatory Agency that its status as “well capitalized” will change within one year.

(l)
Community Reinvestment Act. The Company and the Bank Subsidiary have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Bank Subsidiary to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory.”

(m)
Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Bank Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more other subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

(n)
Capitalization. The authorized, issued and outstanding capital stock and consolidated long term debt (i.e., a maturity greater than one year) of the Company as of December 31, 2025 is as set forth in the Prospectus under “Capitalization.” There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of common stock pursuant to exercises of employee stock options). There have not been any additional long term borrowings by the Company or its consolidated subsidiaries since such date, except, with respect to the Bank Subsidiary, pursuant to Federal Home Loan Bank advances or securities sold under agreements to repurchase by the Bank Subsidiary in its ordinary course of business.

(o)
Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p)
Authorization of Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(q)
Authorization of Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor as described in the Prospectus or as contemplated in the Indenture, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(r)
Qualification under 1939 Act. The Indenture has been duly qualified with respect to the Securities under the 1939 Act.

(s)
Not an Investment Company. The Company is not, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Registration Statement, the Prospectus and the Disclosure Package, the Company will not be, an “investment company” or an entity controlled by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), without regard to Section 3(c) of the 1940 Act.

(t)
Descriptions of Securities. The Securities will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package.

(u)
Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (1) in violation of its charter, bylaws or other organizational document, (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its assets is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (3) except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization applicable to the Company or its Bank Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”),  except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Operative Documents and the Securities by the Company, the issuance, sale and delivery of the Securities, the consummation of the transactions contemplated by the Operative Documents and the Securities (including the use of the proceeds from the sale of the Securities), and compliance by the Company with the terms of the Operative Documents and the Securities have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not, whether with or without the giving of notice or passage of time or both, (1) violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any assets of the Company or its Bank Subsidiary pursuant to, any of the Agreements and Instruments, (2) result in any violation of any provision of the charter, bylaws or other organizational document of the Company or its Bank Subsidiary or (3) result in any violation by the Company or its Bank Subsidiary of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clauses (1) and (3), as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or any of their respective properties.

(v)
Absence of Labor Dispute. No labor dispute with the employees of the Company or the Bank Subsidiary exists or, to the knowledge of the senior management of the Company, is contemplated or threatened, which would reasonably be expected to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(w)
Compliance With ERISA. Each of the Company, its subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, its subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where such failure to fulfil its obligations or such non-compliance would not result in a Material Adverse Effect. None of the Company, its subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where such unpaid liability would not result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption, that could reasonably be expected to result in a material liability to the Company and its subsidiaries taken as a whole. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(x)
Absence of Proceedings. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which (1) is required to be disclosed in the Registration Statement or the Prospectus; (2) would reasonably be expected to have a Material Adverse Effect or (3) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the other Operative Documents or the Securities or the performance by the Company of its obligations hereunder or thereunder. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the authority, execution, delivery or performance by the Company of its obligations under the Operative Documents or the Securities, or the consummation by the Company of the transactions contemplated thereunder, except as may be required under state securities laws.

(z)
Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities that are necessary to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(aa)
Conduct of Business. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, each of the Company and the Bank Subsidiary is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, including the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the CRA, the Home Mortgage Disclosure Act, the Bank Secrecy Act and title III of the USA Patriot Act, to the extent such laws or regulations apply to the Company or the Bank, and all regulations and orders of, or agreements with, Governmental Entities and Regulatory Agencies applicable to it,  except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)
Environmental Matters. Each of the Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations, and decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. There is no claim under any Environmental Law, including common law, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (an “Environmental Claim”), which would have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or the Bank Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect.

(cc)
Title to Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all of its real and personal properties, reflected as owned in the consolidated financial statements or as described in the Prospectus, in each case free and clear of all liens, encumbrances, claims and defects, except as (1) reflected in such consolidated financial statements, (2) do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary or (3) which would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases under which the Company or any of its subsidiaries holds properties used in its business are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except any claim that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)
Intellectual Property. Each of the Company and its subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(ee)
Taxes. The Company and each Significant Subsidiary has: (1) timely (after taking account of any governmental orders extending the time for filing) filed all tax returns, information returns, and similar reports that are required to be filed and all such returns are true, correct and complete, and (2) timely paid in full all federal, state, local and foreign taxes required to be paid by it and any other assessment, fine or penalty levied against it, except to the extent any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been made under GAAP, except where the failure to timely file such tax returns or to timely pay such tax, assessment, fine or penalty would not, individually or in the aggregate, result in a Material Adverse Effect. Giving effect to any applicable extensions and except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or the Bank Subsidiary or any of their respective assets.

(ff)
Insurance. The Company and the Bank Subsidiary have insurance covering their respective assets, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are adequate to protect the Company and the Bank Subsidiary and their respective assets, operations, personnel and businesses; and neither the Company nor the Bank Subsidiary has  received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or  any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)
Payment of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from transferring any of its property or assets to the Company or any other subsidiary of the Company, or from repaying to the Company any loans or advances to such subsidiary from the Company, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(hh)
Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof with which the Company or any of its directors or officers is required to comply.

(ii)
Accounting Controls. The Company and its subsidiaries, taken as a whole, maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the requirements of the 1933 Act and the Commission’s rules and guidance applicable thereto. The Company’s internal control over financial reporting is effective in all material respects, and since the date of the latest audited financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, (x) the Company is not aware of any material weaknesses in its internal controls, and (y) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations); and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(jj)
Foreign Corrupt Practices Act. None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any applicable non-U.S. anti-bribery statute or regulation; (2) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (3) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. The Company has instituted and maintains procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA and other applicable non-U.S. anti-bribery rules and regulations based on the business of the Company as conducted on the date hereof.

(kk)
Compliance with Money Laundering Laws. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the operations of the Company and its subsidiaries are and, to the knowledge of the Company and its subsidiaries, have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(ll)
Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or its subsidiaries, is an individual or entity (an “OFAC Person”), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Russia and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person,  for the purpose of financing the activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions,  for the purpose of financing any activities or business in any Sanctioned Country or  in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)
IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where failure in the adequacy, operation or performance of such IT Systems would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses reasonably consistent with industry standards and practices, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except where failure to implement or maintain such controls, policies, procedures and safeguards or the occurrence of breaches, violations, outages or unauthorized uses or access would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where failure in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(nn)
No Brokers. Other than the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(oo)
Stabilization. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(pp)
Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(qq)
Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus or the Disclosure Package is not based on or derived from sources that are reliable or is not accurate in all material respects.

(rr)
Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)
Derivative Securities. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued.

Any certificate signed by any duly authorized officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or applicable subsidiary, as the case may be, to the Representatives as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of the Securities set forth opposite the name of such Underwriter on Schedule I hereto, at a purchase price equal to [•]% of the aggregate principal amount thereof.

Delivery of the Securities shall be made virtually at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or such other place as may be agreed to by the Representatives and the Company, and payment of the purchase price for the Securities shall be made by the Representatives to the Company by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Representatives and the Company, no later than 10:00 a.m. (New York City time) on [•], 2026 or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which they have agreed to purchase. KBW and/or Piper Sandler, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Payment for the Securities purchased by the Underwriters shall be made to the Company by wire transfer of immediately available funds to a bank designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of one or more global notes representing the Securities (collectively, the “Global Note”) to be purchased by the Underwriters. The Securities represented by the Global Note shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time. The Global Note shall be made available for examination by the Representatives not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time.

In performing its duties under this Agreement, the Underwriters shall be entitled to rely upon any notice, signature or writing that the Underwriters shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Underwriters may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees to them.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)
Required Filings.  The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the preliminary prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the 1933 Act Regulations.  If the Company has elected to rely upon Rule 462(b) of the 1933 Act Regulations to increase the size of the offering registered under the 1933 Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the 1933 Act.  The Company will prepare and file with the Commission, promptly upon the Underwriters’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriters’ opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Underwriters shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b)
Compliance with Securities Regulations and Commission Requests. Prior to the completion of the distribution of the Securities as contemplated in this Agreement (which the Representatives will promptly confirm orally to the Company), the Company will notify the Representatives promptly, and confirm the notice in writing,  when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Disclosure Package or the Prospectus or any amended Prospectus shall have been used or filed,  of the receipt of any comments with respect to the Registration Statement from the Commission,  of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Disclosure Package or the Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and  if the Company becomes aware that it is the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, subject to Section 3(e), the Company will comply with the requirements of Rule 430A, will prepare the Prospectus in the form approved by the Representatives, will effect the filings required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b) (8)) and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) under the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required filing fees of the Commission relating to the Securities within the time required by the applicable 1933 Act Regulations.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(c)
Delivery of Registration Statements. The Company will furnish to each Underwriter and counsel for the Underwriters, on request without charge, signed or conformed copies of the Registration Statement and of each amendment thereto (but not including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed or conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)
Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request, unless, with the prior consent of the Representatives, such delivery requirement can be satisfied by the provisions of Rule 172 of the 1933 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)
Notice and Effect of Material Events. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations, as applicable, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. Prior to the completion of the distribution of the Securities by the Underwriters, the Company will immediately notify the Representatives, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, and (y) any event or condition that results or is reasonably likely to result in a Material Adverse Change, which  makes any statement in the Registration Statement, the Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication false or misleading or  which is not disclosed in the Registration Statement, the Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exists as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Representatives or counsel to the Underwriters, to amend or supplement the Registration Statement or the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to purchasers, or if for any other reason it shall be necessary, in the reasonable opinion of the Company, its counsel, the Representatives or counsel to the Underwriters, during such period to amend the Registration Statement or to file a new registration statement or to amend or supplement any preliminary prospectus or the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Company will forthwith amend the Registration Statement, file such registration statement and/or amend or supplement such preliminary prospectus or the Prospectus, subject to Section 3(e), so as to correct such untrue statement or omission or effect such compliance, and the Company will furnish to each Underwriter such number of written and electronic copies of such amendment or supplement as such Underwriter may reasonably request. If at any time following the Applicable Time or at any time following the issuance of an Issuer Free Writing Prospectus, any event shall occur or condition shall exist as a result of which the Disclosure Package, any Written Testing-the-Waters Communication or such Issuer Free Writing Prospectus, individually or together with other information that is part of the Disclosure Package or any Written Testing-the-Waters Communication, as the case may be, conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at the Company’s own expense, the Disclosure Package, any Written Testing-the-Waters Communication or such Issuer Free Writing Prospectus, as the case may be, to eliminate or correct such conflict, untrue statement or omission.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(f)
Amendment to Prospectus or Registration Statement. The Company will advise the Representatives promptly of any notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus or the Prospectus or supplement to the Disclosure Package, and will furnish the Representatives with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document with respect to the Securities without the consent of the Representatives, which consent shall not be unreasonably withheld. Neither the consent of the Representatives, nor the Representatives’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, this Section 3(f) shall not apply to any filings required in order for the Company to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations.

(g)
No Stabilization. The Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

(h)
DTC. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(i)
Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the state securities, or blue sky, laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that  the Company shall not be required to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where they would not otherwise be required to so qualify,  file any general consent to service of process in any such jurisdiction or  subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.

(j)
Earnings Statement. The Company shall timely file such reports pursuant to the 1934 Act, as applicable, as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k)
Reporting Requirements. The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied, with the prior consent of the Representatives, by Rule 172 under the 1933 Act Regulations), will file all documents required to be filed with the Commission by the Company pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)
Use of Proceeds. The Company will use the proceeds received by it from the sale of the Securities as described in the Registration Statement, the Prospectus and the Disclosure Package.

(m)
Stand Off Agreement. Between the date of this Agreement and the Closing Time, the Company and its subsidiaries will not, without the prior consent of the Representatives, directly or indirectly, issue, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations and other wholesale borrowings entered into in the normal course of business) of the Company or its subsidiaries, other than the Securities.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(n)
Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated, and agrees that it will treat, each Permitted Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433(h)(i)) and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Subject to the consent of the Representatives required in the immediately preceding paragraph, the Company will prepare a final term sheet relating solely to the final pricing terms of the Securities and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for such Securities. Any such final term sheet is an Issuer General Use Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Securities generally or the Securities specifically or their offering or (ii) information that describes the final terms of the Securities or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence of this paragraph or (b) other customary information that is not “issuer information,” as defined in Rule 433.

(o)
NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the 1934 Act (“NRSRO”) while any Securities remain outstanding.

SECTION 4. Payment of Expenses.

(a)          Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including  the preparation, printing, filing, mailing and delivery of the Registration Statement (including financial statements and exhibits) and of each amendment thereto, including fees payable to the Commission and FINRA;  if applicable, the listing or qualification of the Securities;  the issuance, transfer and delivery of the Securities including issue and transfer taxes, if any;  the qualification, registration or exemption, if required, of the Securities under the securities laws of those states or other jurisdictions in which the underwriter determines to offer the Securities, including the costs of preparing, printing and mailing the “Blue Sky” surveys;  obtaining all regulatory approvals required to be obtained by the Company or any Company subsidiary, including bank regulatory approvals (if required);  the Company’s travel in connection with any road show meetings and presentations for the brokerage community and institutional investors;  settlement in same day funds, if desired by the Company;  trustee, registrar and/or transfer agent services;  Company’s counsel and accountants services;  the establishment and maintenance of a data room and/or data exchange service (e.g. Netroadshow);  the preparation, issuance and delivery of the certificates for the Securities, including the fees and expenses incurred in connection with obtaining a CUSIP number for the Securities, and filing fees and the fees and expenses incurred of making the Securities eligible for clearance, settlement and trading through the facilities of DTC;  obtaining an identifier through CUSIP Global Services and  securing a rating from a NRSRO.  In the event any Underwriter incurs any such fees and expenses on behalf of the Company, the Company will reimburse such Underwriter for such reasonable and documented fees and expenses whether or not the transactions contemplated hereby are consummated.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

In addition to (and not in lieu of) the fee and expense reimbursement provisions set forth in the foregoing paragraph, whether or not the Offering is consummated, the Company will reimburse the Underwriters for thir out-of-pocket expenses incurred in connection with the Offering, including, without limitation, reasonable fees and expenses of counsel to the Underwriters, in an amount not to exceed $200,000. It is understood, however, that, except as provided in this Section, Sections 6, 9 and 10(c) hereof, the Underwriters will pay all of their own costs and expenses, including transfer taxes on resale of any of the Securities by them and the cost of preparing and distributing any term sheet prepared by any Underwriter.

(b)
Termination. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o), Section 9(a)(i) or Section 10(c) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters, which shall not exceed $200,000).

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

(a)
Filing of Prospectus. All filings required by Rules 424, 430A and 433 of the 1933 Act Regulations shall have been timely filed with the Commission (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B); all materials required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act. The Registration Statement is effective and no stop order or other order referred to in Section 3(a)(iv) hereof shall have been issued and no proceeding for that purpose shall have been initiated or are pending or threatened; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ satisfaction.

(b)
Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters. Such counsel may state that, insofar as its opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company and public officials.

(c)
Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and public officials.

(d)
Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, and the Representatives shall have received a certificate, dated the Closing Time and signed by an executive officer of the Company, to the effect that  there has been no such Material Adverse Effect,  the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and  the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(e)
Independent Auditors’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial and accounting information included in the Registration Statement, the Prospectus and the Disclosure Package.

(f)
Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)
[Certificate of Chief Financial Officer. At the time of execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate, dated, respectively, the date hereof and such Closing Time, executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives.]1

(h)
Ratings. At the Closing Time, the Securities will be rated at least BBB- by Kroll Bond Rating Agency, Inc. Subsequent to the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company (other than an announcement with positive implications of a possible upgrading).

(i)
DTC. At the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(j)
No Objection. FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, which objection has not been withdrawn or otherwise satisfied.

(k)
Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(l)
No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time, prevent the offer, issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities.

(m)
Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(n)
Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

1 NTD: TBD if needed

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(o)
Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)
Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, their affiliates, directors, officers, employees, partners and agents, and each person, if any, who controls the Underwriters within the meaning of the Securities Act or the Exchange Act (a “controlling person”) against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, partner, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or any federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or  any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any materials provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show, any Written Testing-the-Waters Communication, or any written investor presentations provided to investors by the Company (whether in person or electronically) (collectively, “marketing material”), or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent, partner and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent, partner or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of, or based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters in writing expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Package, any such free writing prospectus, any marketing material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that such information only consists of the information described in Section 6(b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)
Indemnification of the Company, its Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person of the Company, if any, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or  any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Disclosure Package, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters in writing expressly for use therein; and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the [second] sentence in the [third] paragraph, the [ninth] paragraph, the [thirteenth] and the [fourteenth] paragraph in the section titled “Underwriting” in the Prospectus (such information, “Underwriters Information”). The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(c)
Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless  the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 6(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 6(b) above) or  the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or  the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are reasonably incurred.

(d)
Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if  such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and  such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

SECTION 7. Contribution. If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by each of the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and each of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or each of the Underwriters, on the other hand (it being understood and agreed that such information supplied by the Underwriters only consists of the information described in Section 6(b) above), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Representatives agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each affiliate, director, officer, employee, partner and agent of each of the Underwriters and each controlling person, if any, who controls each of the Underwriters, shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each controlling person, if any, of the Company, shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

SECTION 9. Termination of Agreement.

(a)
Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if, in the reasonable judgement of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, Disclosure Package or the Prospectus, there has occurred any Material Adverse Effect,  there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, including a widespread outbreak of epidemic illnesses or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Disclosure Package or to enforce contracts for the sale of the Securities,  trading or quotation in any securities of the Company has been suspended or limited by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority,  there has occurred a downgrading in or withdrawal of the rating assigned to the Securities or any other securities of the Company by any NRSRO, or such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other securities of the Company, or  a banking moratorium has been declared by the United States, New York, Puerto Rico or U.S. Virgin Islands authorities or a material restriction on banking activities or operations by such regulatory authorities or a material disruption has occurred in commercial banking or securities settlement and clearances services in the United States.

(b)
Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Defaulting Underwriter.

(a)
If, at the Closing Time, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representatives or the Company may postpone the Closing Time for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in Registration Statement, the Prospectus, Disclosure Package or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or Disclosure Package that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)
If, after giving effect to any arrangement for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed 10% of the aggregate principal amount of all of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangement has not been made.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

(c)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the aggregate principal amount of all of the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Sections 1, 6, 7, 8 and 15 hereof shall not terminate and shall remain in effect.

(d)
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York, 10019, Attention: Capital Markets and Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Pedro J. Bermeo; and notices to the Company shall be directed to it at PO Box 195115, San Juan, Puerto Rico, 00919-5115, Attention: Hugh González, General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, attention: Nicholas G. Demmo.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and other persons referred to in Sections 1, 6, and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Entire Agreement; Counterparts; Facsimile. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile or other electronic means, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 16. Amendment; Waiver; Effect of Headings. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18. Nature of Relationship. The Company acknowledges and agrees that  the offering or purchase and sale of the Securities pursuant to this Agreement, including the determination of the terms of the Securities and the offering price thereof and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand,  in connection with the offering pursuant to this Agreement and the process leading to such offering each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party,  no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering pursuant to this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering pursuant to this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space below.

[Signature pages follow]

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

Very truly yours,

OFG BANCORP

By:
Name:
Title:

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

PIPER SANDLER & CO.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$[•]
Piper Sandler & Co.	$[•]
Total	$[•]

Schedule I

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE II

1. Pricing Term Sheet for Securities, filed with the Commission on [•], 2026

[2. Investor Presentation, filed with the Commission on [•], 2026]

Schedule II

CONFIDENTIAL TREATMENT REQUESTED BY OFG BANCORP PURSUANT TO 17 C.F.R. SECTION 200.83

SCHEDULE III

Written Testing-the-Waters Communications

Schedule III